    As filed with the Securities and Exchange Commission on August 15, 1995
                                                           Reg. No. 33-95776

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                           -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                            NTN COMMUNICATIONS, INC.
               (Exact name of issuer as specified in its charter)

           DELAWARE                                               31-1103425
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                                   THE CAMPUS
                              5966 LA PLACE COURT
                           CARLSBAD, CALIFORNIA 92008
                    (Address of principal executive offices)
                           -------------------------
                NTN COMMUNICATIONS, INC. 1995 STOCK OPTION PLAN
                           (Full title of the plans)
                           -------------------------
                    RONALD E. HOGAN, CHIEF FINANCIAL OFFICER
                            NTN COMMUNICATIONS, INC.
                                   THE CAMPUS
                              5966 LA PLACE COURT
                           CARLSBAD, CALIFORNIA 92008
                    (Name and address of agent for service)
                                 (619) 438-7400
                              FAX: (619) 438-7470
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                              DALE E. SHORT, ESQ.
                     TROY & GOULD PROFESSIONAL CORPORATION
                       1801 CENTURY PARK EAST, SUITE 1600
                         LOS ANGELES, CALIFORNIA 90067
                                 (310) 553-4441
                              FAX: (310) 201-4746

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                       Proposed maximum       Proposed maximum
      Title of securities              Amount to be     offering price       aggregate offering        Amount of
        to be registered              registered(1)        per share                price           registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.005 par value...    200,000 shares          $ 5.00              $ 1,000,000             $  345
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.005 par value...    200,000 shares          $ 6.00              $ 1,200,000             $  414
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.005 par value...    160,000 shares          $ 6.50              $ 1,040,000             $  359
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.005 par value...    160,000 shares          $ 8.00              $ 1,280,000             $  441
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.005 par value...     85,000 shares          $ 8.25              $   701,250             $  242
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.005 par value...  3,990,130 shares          $ 4.625(2)          $18,454,351(2)          $6,364
-----------------------------------------------------------------------------------------------------------------------
     Total                        4,795,130 shares                              $23,675,601             $8,165
=======================================================================================================================

(1) In accordance with Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933 (the "General Rules"), there are also being registered such indeterminate number of additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the NTN Communications, Inc. 1995 Stock Option Plan.
(2) Estimated solely for the purpose of determining the amount of the registration fee and based, in accordance with Rules 457(c) and 457(h) of the General Rules, upon the average of the high and low sale prices of the Common Stock as reported by the American Stock Exchange on August 8, 1995.
================================================================================

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



  Item l.  Plan Information.*

  Item 2.  Registrant Information and Employee Plan Annual Information.*


  _____________

  * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 of the General Rules and Regulations under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                      (i)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

  ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents filed by NTN Communications, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act") (Commission File No. 1-11460) are incorporated herein by reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994; (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995; (c) the Company's Current Reports on Form 8-K dated April 21, 1995 and July 5, 1995; and (d) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (Reg. No. 0-19383) filed on July 3, 1991 with the Commission under the Exchange Act, including any amendment or report subsequently filed by the Company for the purpose of updating that description.

       In addition, any document filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of Common Stock then remaining unsold, will be deemed incorporated herein by reference and to be a part hereof from the date of filing of such document.

  ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Company's Certificate of Incorporation and Bylaws permit the Company to indemnify officers and directors of the Company to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. This provision is intended to afford the Company's directors the benefit of the Delaware General Corporation Law (the "GCL"), which provides that directors of a Delaware corporation may be relieved of monetary liability for breach of their fiduciary duty of care, except under certain circumstances involving breach of a director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, or any transaction from which the director derived an improper personal benefit.

       Section 145 of the GCL authorizes indemnification by a Delaware corporation when a person is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred and amounts paid in such proceeding (including attorneys' fees) if actually and reasonably incurred by him or her in connection therewith.

       If such a proceeding is brought by or on behalf of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper. Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

       The Company has entered into indemnity agreements with certain of its outside directors. Pursuant to the indemnity agreements, the Company agrees to indemnify each outside director who is a party to an indemnity agreement under certain circumstances in which such outside director or the Company is named as a party to certain proceedings.

       The foregoing indemnification provisions are broad enough to encompass certain liabilities of directors and officers of Company under the Securities Act of 1933.

  ITEM 8.  EXHIBITS

       The following exhibits included herewith or incorporated herein by reference are made a part of this Registration Statement:

       4.1 Specimen Common Stock certificate (previously filed as an exhibit to the Company's registration statement on Form 8-A, File No. 0-19383, and incorporated herein by reference).

       4.2  NTN Communications, Inc. 1995 Stock Option Plan.*

       5 Opinion of Troy & Gould Professional Corporation regarding the legality of the securities registered hereunder.*

       23.1 Consent of KPMG Peat Marwick LLP (included at page II-5).*

       23.2 Consent of Troy & Gould Professional Corporation (included in
            Exhibit 5).*

       24   Power of Attorney (included on page II-4).*
  _________________

  *    Included herewith.

  ITEM 9.   UNDERTAKINGS

       (a)  The Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                 provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
                 Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereunder which remain unsold at the termination of the offering.

       (b) The undersigned Company hereby undertakes:

            That for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Carlsbad, State of California, on August 14, 1995.

                                            NTN COMMUNICATIONS, INC.


                                            By: /s/ Patrick J. Downs
                                                ------------------------------
                                                Patrick J. Downs,
                                                Chief Executive Officer


                               POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Downs and Ronald E. Hogan, and each of them, his true and lawful attorneys-in-fact and agents, each with power of substitution, for him in any and all capacities, to sign this Registration Statement and any amendments hereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might do or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or their substitute or substitutes, may do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

     Signature                      Title                           Date
     ---------                      -----                           ----

/s/ Patrick J. Downs          Chairman of the Board             August 14, 1995
-------------------------     of Directors and Chief
Patrick J. Downs              Executive Officer


-------------------------     President, Chief Operating
Daniel C. Downs               Officer and Director


/s/ Kenneth B. Hamlet         Executive Vice-President,         August 14, 1995
-------------------------     General Manager and Director
Kenneth B. Hamlet


/s/ Ronald E. Hogan           Senior Vice President -           August 14, 1995
-------------------------     Finance and Secretary
Ronald E. Hogan               (Principal Financial
                              and Accounting Officer)


/s/ Donald C. Klosterman      Director                          August 14, 1995
-------------------------
Donald C. Klosterman


/s/ Norman Lear               Director                          August 14, 1995
-------------------------
Norman Lear


/s/ Alan P. Magerman          Director                          August 14, 1995
-------------------------
Alan P. Magerman


/s/ A.R. Rozelle              Director                          August 14, 1995
-------------------------
A. R. Rozelle

                        CONSENT OF INDEPENDENT AUDITORS



  To the Board of Directors
  NTN Communications, Inc.:


  We consent to the use of our reports included herein.

  Our report dated March 28, 1995, contains an explanatory paragraph that states that the Company is a defendant in a class action lawsuit. The litigation is in its early stages and no prediction can be made as to the likelihood of the ultimate outcome. Accordingly, no provision for any liability that may result from adjudication has been recognized in the consolidated financial statements. Our report also refers to a change in the method of accounting for investments in debt and equity securities in 1994.


                                        KPMG Peat Marwick LLP


  San Diego, California
  August 7, 1995

                                 EXHIBIT INDEX
                                 -------------

 4.1   Specimen Common Stock certificate (previously filed as an exhibit to the
       Company's registration statement on Form 8-A, File No. 0-19383, and incorporated herein by reference)............................................

 4.2   NTN Communications, Inc. 1995 Stock Option Plan..............................

 5     Opinion of Troy & Gould Professional Corporation regarding the legality of the securities registered hereunder..........................................

23.1   Consent of KPMG Peat Marwick LLP (included at page II-5).....................

23.2   Consent of Troy & Gould Professional Corporation (included in Exhibit 5).....

24     Power of Attorney (included on page II-4)....................................